                            STOCK PURCHASE AGREEMENT

         THIS STOCK PURCHASE AGREEMENT (the "Agreement") dated as of January 4, 2001, is made by and among Nexsan Corporation, a Delaware corporation (the "Company"), the Company's wholly-owned subsidiary Nexsan Technologies Limited, a United Kingdom corporation ("Nexsan"), and Martin Boddy (the "Control Shareholder"), and the purchasers set forth on Schedule A hereto (each an "Investor" and, collectively, the "Investors").

                              W I T N E S S E T H:

         WHEREAS, the Investors have reviewed a copy of Nexsan's business plan dated December 14, 2000, a copy of which is attached hereto as Exhibit A (the "Business Plan"); and

         WHEREAS, on the basis of the information contained in the Business Plan, the Investors desire to acquire an equity interest in the Company; and

         WHEREAS, subject to the terms and conditions set forth in this Agreement, the Company desires to issue and sell to the Investors and the Investors desire to purchase from the Company an aggregate of 4,600,000 shares (each a "Share" and, collectively, the "Shares") of the Company's common stock, par value $.001 per share ("Common Stock"), representing 25.6% of the total number of Common Stock outstanding shares on the Closing Date (as hereafter defined) after giving effect to the sale of the Shares contemplated hereby, upon the terms and subject to the conditions hereinafter set forth;

         NOW, THEREFORE, in consideration of the foregoing premises and the representations, warranties and agreements herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                    ARTICLE I
                               PURCHASE OF SHARES

                  1.01 Purchase. At the Closing provided for and defined in
Section 1.02 hereof, the Company shall issue and sell to the Investors, and the Investors shall purchase from the Company the Shares at a purchase price of $.66 per Share, and the Company shall issue to the Investors certificates evidencing the Shares. The number of Shares purchased by the Investors shall be equal to approximately 25.6% of the total number of shares of Common Stock outstanding after giving effect to the sale of the Shares.

                  1.02 Closing. Subject to the provisions of Articles VII and VIII hereof, the Closing of the transactions contemplated hereby shall take place at the offices of Rubin Baum LLP, 30 Rockefeller Plaza, New York, New York, on January 4, 2000 or at such other place or on such other day as the parties may mutually agree. At the Closing, the Company shall deliver to the Investors certificates representing the Shares to be purchased by said Investors pursuant to Section 1.01 hereof, free of all claims, liens and encumbrances whatsoever, and all other documents required to be delivered by the Company to the Investors as described herein, and all other documents required to be delivered hereby and each Investor shall deliver to the Company the aggregate amount required to be paid pursuant to Section 1.01 hereof for the Shares to be purchased in checks made payable to the Company, or in immediately available federal funds by wire transfer.

                                   ARTICLE II

                                   DEFINITIONS

                  2.01. Definitions. For all purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

                  "Adverse Consequences" means all claims, losses, damages, liabilities, fees and expenses, including, without limitation, settlement costs and any legal, accounting or other fees and expenses, suffered or incurred by the Investors in connection with any breach of this Agreement as provided in
ARTICLE X hereof.

                  The terms "Affiliate" means, with respect to any Person, any other Person that directly or indirectly controls or is controlled by or under common control with such Person. For the purposes of this definition, "control," when used with respect to any Person, means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise; and the terms of "affiliated," "controlling" and "controlled" have meanings correlative to the foregoing.

                  "Balance Sheet" means the unaudited consolidated balance sheet of the Company referred to in Section 3.06(ii) of this Agreement.

                  "Beechtree" means Beechtree Capital, Ltd.

                  "Beechtree Consulting Agreement" means the consulting agreement between the Company and Beechtree referred to in section 5.07 hereof.

                  "Business Plan" means the business plan prepared by the Company dated December 14, 2000, describing the business and financial condition of the Company and setting forth certain revenue and earnings projections of the Company, a copy of which is attached hereto as Exhibit A.

                  "Closing" means the closing referred to in Section 1.02 of this Agreement.

                  "Closing Date" means the date on which the Closing occurs.

                  "Company" means Nexsan Technologies Incorporated, a corporation formed under the laws of the State of Delaware.

                  "Company Affiliate" means each Affiliate of the Company.

                  "Company Subsidiary" means any corporation of which the Company (a) directly or indirectly owns or controls at the time outstanding shares of stock which have in ordinary circumstances (not dependent upon the happening of a contingency) voting power to elect a majority of the board of directors of said corporation, or (b) of which shares of stock of the character described in the foregoing clause (a) shall at the time be owned or controlled directly or indirectly by the Company and one or more Company Subsidiaries as defined in the foregoing clause (a) or by one or more such Company Subsidiaries.

                  "Control Shareholder" means Martin Boddy, the principal shareholder of Nexsan Technologies, Inc."

                  "Direct" means Direct Brokerage Inc.

                  "Direct Services Agreement" means the services agreement between the Company and Direct referred to in Section 5.12 hereof.

                  "Disclosure Schedule" means the document delivered by the Company to the Investors simultaneously with the execution hereof containing the information required to be included therein pursuant to this Agreement.

                  "Material" The word "material," when used herein in reference to the Company or any Company Subsidiaries, means material in respect of the Company and Company Subsidiaries taken as a whole and in each and every case is used as such word is used in the Federal securities laws. Inclusion of information on a schedule delivered pursuant to this Agreement does not constitute an admission or acknowledgment of the materiality of such information.

                  "Material Adverse Effect" means any action or failure to act that either: (i) adversely affect the legality, validity or enforceability of this Agreement, (ii) have a material adverse effect on the results of operations, assets, prospects, or financial condition of the Company and the Company Subsidiaries, taken as a whole, or (iii) adversely impairs the Company's ability to perform fully on a timely basis its obligations under this Agreement.

                  "Person" means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

                  "Prospectus" means the prospectus included in the Registration Statement.

                  "Registration Rights Agreement" means the Registration Rights Agreement entered into by the Company and the Investors dated the date hereof whereby the Company agrees to register the Shares for public resale under the Securities Act, a copy of which is attached hereto as Exhibit D.

                  "Registration Statement" means the registration statement referred to in Section 5.13 of this Agreement.

                  "SEC" means the United States Securities and Exchange Commission.

                  "Securities Act" means the Securities Act of 1933, as amended.

                  "Securities Exchange Act" means the Securities Exchange Act of 1934, as amended.

                  "Transactions Documents" means this Stock Purchase Agreement, the Registration Rights Agreement executed by the Company and the Investors simultaneous herewith, the Beechtree Consulting Agreement and the Direct Services Agreement.

                  The plural of any defined term shall have a meaning correlative to such defined term.

                                   ARTICLE III
                        REPRESENTATIONS AND WARRANTIES OF
                 THE COMPANY, NEXSAN AND THE CONTROL SHAREHOLDER

         The Company, Nexsan and the Control Shareholder hereby jointly and severally represent and warrant to the Investors as follows:

                  3.01 Corporate Organization; Etc. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has full corporate power and authority to carry on its business as it is now being conducted and to own the properties and assets it now owns; is duly qualified or licensed to do business as a foreign corporation in good standing in the jurisdictions listed in Section 3.01 of the Disclosure Schedule, which are all the jurisdictions in which such qualification is required except jurisdictions in which the Company's failure to qualify to do business will have no "Material Adverse Effect" on the business, prospects, operations, properties, assets or condition (financial or otherwise) of the Company and the Company Subsidiaries. True and complete copies of the Certificate of Incorporation and By-Laws of the Company are attached hereto as Exhibits B and C, respectively.

                  3.02 Capitalization of the Company. As of the date of this Agreement, the authorized capital stock of the Company consists of 90,000,000 shares of Common Stock, $.001 par value per share, of which 9,050,000 shares are issued and outstanding, and 10,000,000 shares of blank check preferred stock, $.001 par value per share, of which no shares are outstanding, and no options to purchase shares of Common Stock issued pursuant to the Company's 2000 Share Option Plan. All issued and outstanding shares of capital stock of the Company are validly issued, fully paid and nonassessable. No shares of Common Stock are entitled to preemptive or similar rights, nor is any holder of the Common Stock entitled to preemptive or similar rights arising out of any agreement or understanding with the Company by virtue of any of the Transaction Documents. Except as disclosed in Schedule 3.02(a), there are no outstanding options, warrants, script rights to subscribe to, calls or commitments of any character whatsoever relating to, or, securities, rights or obligations convertible into or exchangeable for, or giving any person any right to subscribe for or acquire any shares of Common Stock, or contracts, commitments, understandings, or arrangements by which the Company or any Company Subsidiary is or may become bound to issue additional shares of Common Stock, or securities or rights convertible or exchangeable into shares of Common Stock. To the knowledge of the Company, except as specifically disclosed in Section 3.02(a) of the Disclosure Schedule, no Person beneficially owns (as determined pursuant to Rule 13d-3 promulgated under the Securities Exchange Act) or has the right to acquire by agreement with or by obligation binding upon the Company, beneficial ownership of in excess of 5% of the Common Stock. Except for the registration rights granted to the Investors and to the certain members of the Company's management named in the Registration Rights Agreement, there are no agreements or arrangements under which the Company or any Company Subsidiary is obligated to register the sale of any of their securities under the Securities Act.

                  3.03 Subsidiaries and Affiliates. Section 3.03(a) of the Disclosure Schedule sets forth the name, jurisdiction of incorporation and capitalization of each Company Subsidiary and the jurisdictions in which each Company Subsidiary is qualified to do business. Except as disclosed in Section 3.03(b) of the Disclosure Schedule, the Company does not own, directly or indirectly, any capital stock or other equity securities of any corporation or have any direct or indirect equity or ownership interest in any business not listed in Section 3.03(a) of the Disclosure Schedule. Except as and to the extent set forth in Section 3.03(a) of the Disclosure Schedule, all the outstanding capital stock of each Company Subsidiary is owned directly or indirectly by the Company free and clear of all liens, options or encumbrances of any kind and all material claims or charges of any kind, and is validly issued, fully paid and nonassessable, and there are no outstanding options, rights or agreements of any kind relating to the issuance, sale or transfer of any capital stock or other equity securities of any such Company Subsidiary to any person except the Company. Each Company Subsidiary (i) is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation; and (ii) has full corporate power and authority to carry on its business as it is now being conducted and to own the properties and assets it now owns. Each Company Subsidiary is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction listed opposite the name of such Company Subsidiary in Section 3.03(a) of the Disclosure Schedule, which are the only jurisdictions in which the properties owned or leased or the nature of the business conducted by it makes such qualification necessary. The Company has heretofore delivered to Beechtree complete and correct copies of the certificate of incorporation and by-laws of each Company Subsidiary, as presently in effect.

                  3.04 Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations hereunder. The execution and delivery of this Agreement by the Company and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary action on the part of the Company. This Agreement has been duly executed by the Company and when delivered in accordance with the terms hereof shall constitute the legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors' rights and remedies or by other equitable principles of general application. Neither the Company nor any Subsidiary is in violation of any of the provisions of its respective certificate of incorporation, by-laws or other charter documents.

                  3.05 No Violation. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will violate any provision of the Certificate of Incorporation or By-Laws of the Company or any Company Subsidiary, or, except as specified in Section 3.05 of the Disclosure Schedule, violate, or be in conflict with, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or cause the acceleration of the maturity of any debt or obligation pursuant to, or result in the creation or imposition of any security interest, lien or other encumbrance upon any property or assets of the Company or any Company Subsidiary under, any agreement or commitment to which the Company or any Company Subsidiary is a party or by which the Company or any Company Subsidiary is bound, or to which the property of the Company or any Company Subsidiary is subject, or violate any statute or law or any judgment, decree, order, regulation or rule of any court or governmental authority.

                  3.06 Financial Statements. Attached hereto as Schedule B is:
(i) an unaudited balance sheet of the Company's wholly-owned subsidiary, Nexsan Technologies Limited, a United Kingdom corporation as at March 31, 2000; and statements of income, changes in stockholders' equity and changes in financial position of Nexsan Technologies Limited for the fiscal year then ended; and (ii) an unaudited balance sheet of Nexsan Technologies Limited as at September 30, 2000 (the "Balance Sheet"), and unaudited consolidated statements of income, changes in stockholders' equity and changes in financial position of Nexsan Technologies Limited for the six (6) month period then ended. The financial statements set forth in Schedule B do not include financial information relating to the Company nor the Company's wholly-owned United States subsidiary, Nexsan Technologies Corp. The financial statements are prepared in British Pounds Sterling in accordance with United States generally accepted accounting principles. Such consolidated balance sheets and the notes thereto are true, complete and accurate and fairly present the consolidated assets, liabilities and financial condition of Nexsan Technologies Limited as at the respective dates thereof, and such statements of income, changes in stockholders' equity and changes in financial position and the notes thereto are true, complete and accurate and fairly present the results of operations for the periods therein referred to; all in accordance with United States generally accepted accounting principles consistently applied throughout the periods involved except, in the case of unaudited statements, for normally recurring year-end adjustments, which adjustments will not be material either individually or in the aggregate.

                  3.07. No Undisclosed Liabilities; Etc. Neither the Company nor any Company Subsidiary has any material liabilities or obligations of any nature (absolute, accrued, contingent or otherwise) which were not fully reflected or reserved against in the Balance Sheet, except for liabilities and obligations incurred in the ordinary course of business and consistent with past practice since the date thereof; and the reserves reflected in the Balance Sheet are adequate, appropriate and reasonable.

                  3.08 Accounts Receivable. All accounts receivable of the Company and each Company Subsidiary, whether reflected in the Balance Sheet or otherwise, represent sales actually made in the ordinary course of business, and are current and collectible net of any reserves shown on the Balance Sheet (which reserves are adequate and were calculated consistent with past practice).

                  3.09 Absence of Certain Changes. Except as set forth in
Section 3.09 of the Disclosure Schedule, since the date of the Balance Sheet, neither the Company nor any Company Subsidiary has effected, suffered or granted (as the case may be):

                            (a) any change in the assets, liabilities, financial
condition or operating results from that reflected in the Financial Statements, except changes in the ordinary course of business that have not been, in the aggregate, materially adverse;

                            (b) any damage, destruction or loss, whether or not
covered by insurance, materially and adversely affecting its assets, properties, financial condition, operations, results, prospects or business (as such business is presently conducted and as it is proposed to be conducted);

                            (c) any waiver of a valuable right or of a material
debt owed to it;

                            (d) any satisfaction or discharge of any lien, claim
or encumbrance or payment of any obligation, except in the ordinary course of business and that is not material to its assets, properties, financial condition, operating results or business (as such business is presently conducted and as it is proposed to be conducted);

                            (e) any material change or amendment to a material
contract or arrangement by which the Company or any Company Subsidiary or any of their respective assets or properties are bound or subject;

                            (f) any material change in any compensation
arrangement or agreement with any employee;

                            (g) any sale, assignment or transfer of any patents,
trademarks, copyrights, trade secrets or other intangible assets;

                            (h) any resignation or termination of employment of
any key officer; and the Company, to the best of its knowledge, does not know of the impending resignation or termination of employment of any such officer;

                            (i) receipt of notice that there has been a loss of,
or material order cancellation by, any major customer;

                            (j) any mortgage, pledge, transfer of a security
interest in, or lien, created, with respect to any material properties or assets, except liens for taxes not yet due or payable;

                            (k) any loans or guarantees made to or for the
benefit of the employees, officers or directors, or any members of their immediate families, other than travel advances and other advances made in the ordinary course of its business;

                            (1) any declaration, setting aside or payment or
other distribution in respect of any capital stock, or any direct or indirect redemption, purchase or other acquisition of any of such stock;

                            (m) to the best of the Company's knowledge, any
other event or condition of any character that might materially and adversely affect the assets, properties, financial condition, operating results or business of the Company or any Company Subsidiary (as such business is presently conducted and as it is proposed to be conducted); or

                            (n) any agreement or commitment by the Company or
any Company Subsidiary to do any of the things described in this Section 3.09.

                  3.10 Title to Properties; Encumbrances. Each of the Company and the Company Subsidiaries has good, valid and marketable title to all the properties and assets which it purports to own (real, personal and mixed, tangible and intangible), including, without limitation, all the properties and assets reflected in the Balance Sheet (except for personal property having an aggregate book value not in excess of $10,000 sold since the date of the Balance Sheet in the ordinary course of business and consistent with past practice), and all the properties and assets purchased by the Company and Company Subsidiaries since the date of the Balance Sheet, which subsequently acquired properties and assets (other than inventory and short term investments) are listed in
Section 3.10 of the Disclosure Schedule. All properties and assets reflected in the Balance Sheet have a fair market or realizable value at least equal to the value thereof as reflected therein, and all such properties and assets are free and clear of all title defects or objections, liens, claims, charges, security interests or other encumbrances of any nature whatsoever including, without limitation leases, chattel mortgages, conditional sales contracts, collateral security arrangements and other title or interest retention arrangements, and are not, in the case of real property, subject to any rights of way, building use restrictions, exceptions, variances, reservations or limitations of any nature whatsoever except, with respect to all such properties and assets, (a) liens shown on the Balance Sheet as securing specified liabilities or obligations and liens incurred in connection with the purchase of property and/or assets, if such purchase was effected after the date of the Balance Sheet, with respect to which no default exists; (b) minor imperfections of title, if any, none of which are substantial in amount, materially detract from the value or impair the use of the property subject thereto, or impair the operations of the Company or any Company Subsidiary and which have arisen only in the ordinary course of business and consistent with past practice since the date of the Balance Sheet; and (c) liens for current taxes not yet due. The rights, properties and other assets presently owned, leased or licensed by the Company and/or the Company Subsidiaries and described elsewhere in this Agreement include all rights, properties and other assets necessary to permit the Company and the Company Subsidiaries to conduct their businesses in all material respects in the same manner as their businesses have been conducted prior to the date hereof.

                  3.11 Plant and Equipment. The plants, structures and equipment of the Company and each Company Subsidiary are structurally sound with no known defects and are in good operating condition and repair and are adequate for the uses to which they are being put; and none of such plants, structures or equipment are in need of maintenance or repairs except for ordinary, routine maintenance and repairs which are not material in nature or cost. Except as set forth in Section 3.11 of the Disclosure Schedule, neither the Company nor any Company Subsidiary has received notification that it is in violation of any applicable building, zoning, anti-pollution, health or other law, ordinance or regulation in respect of its plants or structures or their operations and no such violation exists.

                  3.12 Patents, Trademarks, Trade Names, Etc. The Company and each Company Subsidiary has sufficient title and ownership of all patents, trademarks, service marks, trade names, copyrights, trade secrets, information, proprietary rights and processes necessary for its business as now conducted without any conflict with or infringement of the rights of others. Section 3.12 of the Disclosure Schedule contains an accurate and complete description of (a) all patents, trademarks, trade names and copyrights used or proposed to be used by the Company or any Company Subsidiary, all applications therefor, and a summary of the terms of all licenses and other agreements relating thereto and
(b) a summary of the terms of all agreements relating to technology, know-how or processes which the Company or any Company Subsidiary is licensed or authorized to use by others. Except as set forth in Section 3.12 of the Disclosure Schedule, the Company and each Company Subsidiary has the sole and exclusive right to use the patents, trademarks, trade names, copyrights, technology, know-how and processes referred to in the Disclosure Schedule, and the consummation of the transactions contemplated hereby will not alter or impair any such rights; no claims have been asserted by any person to the use of any such patents, trademarks, trade names, copyrights, technology, know-how or processes or challenging or questioning the validity or effectiveness of any such license or agreement, and the Company does not know of any valid basis for any such claim; and the use of such patents, trademarks, trade names, copyrights, technology, know-how or processes by the Company or any Company Subsidiary does not infringe on the rights of any person.

                  3.13     Agreements in Full Force and Effect; Action.

                            (a) Section 3.13 of the Disclosure Schedule sets
forth a list of all contracts material to the business and operations of the Company and each Company Subsidiary. All contracts, agreements, plans, leases, policies and licenses referred to in the Disclosure Schedule are valid and in full force and effect, and true copies thereof have been initialed and heretofore delivered to Beechtree.

                            (b) Except for agreements explicitly contemplated
hereby and disclosed herein, there are no agreements, understandings or proposed transactions between the Company or any Company Subsidiary and any of their respective officers, directors, affiliates, or any affiliate thereof.

                            (c) There are no agreements, understandings,
instruments, contracts, proposed transactions, judgments, orders, writs or decrees to which the Company or any Company Subsidiary is a party or by which any of them is bound that may involve (i) obligations (contingent or otherwise) of, or payments to the Company in excess of, in the aggregate, $5,000, or (ii) the license of any patent, copyright, trade secret or other proprietary right to or from the Company or any Company Subsidiary, or (iii) provisions restricting or affecting the development, manufacture or distribution of the Company's or any Company Subsidiary's products or services, or (iv) indemnification by the Company or any Company Subsidiary with respect to infringements of proprietary rights.

                            (d) Neither the Company nor any Company Subsidiary
has (i) declared or paid any dividends or authorized or made any distribution upon or with respect to any class or series of its capital stock, (ii) incurred any indebtedness for money borrowed or any other liabilities individually in excess of $25,000 or, in the case of indebtedness and/or liabilities individually less than $5,000, in excess of $50,000 in the aggregate, (iii) made any loans or advances to any person, other than ordinary advances for travel expenses, or (iv) sold, exchanged or otherwise disposed of any of its assets or rights, other than the sale of its inventory in the ordinary course of business.

                            (e) For the purposes of subsections (c) and (d)
above, all indebtedness, liabilities, agreements, understandings, instruments, contracts and proposed transactions involving the same person or entity (including persons or entities the

Company has reason to believe are affiliated therewith) shall be aggregated for the purpose of meeting the individual minimum dollar amounts of such subsections.

                            (f) Neither the Company nor any Company Subsidiary
is a party to nor are any of them bound by any contract, agreement or instrument, or subject to any restriction under their respective Certificates of Incorporation or By-Laws (or other organizational documents) that adversely affects their business as now conducted or as proposed to be conducted in the Business Plan, its properties or its financial condition.

                            (g) Neither the Company nor any Company Subsidiary
has engaged in the past three (3) months in any discussion (i) with any representative of any corporation or corporations regarding the consolidation or merger of the Company or any Company Subsidiary with or into any such corporation or corporations, (ii) with any corporation, partnership, association or other business entity or any individual regarding the sale, conveyance or disposition of all or substantially all of the assets of the Company or any Company Subsidiary or a transaction or series of related transactions in which more than fifty percent (50%) of the voting power of the Company or any Company Subsidiary is disposed of, or (iii) regarding any other form of acquisition, liquidation, dissolution or winding up of the Company or any Company Subsidiary.

                  3.14 Related-Party Transactions. No employee, officer, or director of the Company or any Company Subsidiary or member of his or her immediate family is indebted to the Company or any Company Subsidiary, nor is the Company or any Company Subsidiary indebted (or committed to make loans or extend or guarantee credit) to any of them. To the best of the Company's knowledge, none of such persons has any direct or indirect ownership interest in any firm or corporation with which the Company or any Company Subsidiary is affiliated or with which the Company has a business relationship, or any firm or corporation that competes with the Company, except that employees, officers, or directors of the Company and members of their immediate families may own, directly or indirectly, up to two percent (2%) of the issued and outstanding securities in companies, the securities of which are regularly traded on a national securities exchange or in the over-the-counter market, that may compete with the Company. No member of the immediate family of any officer or director of the Company is directly or indirectly interested in any material contract with the Company.

                  3.15 Permits. The Company and each Company Subsidiary has all franchises, permits, licenses and similar authority necessary for the conduct of its business as now being conducted by it, the lack of which could materially and adversely affect the business, properties, prospects, or financial condition of the Company or any Company Subsidiary, and the Company believes it can obtain, without undue burden or expense, any similar authority for the conduct of its business as planned to be conducted. Neither the Company nor any Company Subsidiary is in default in any material respect under any of such franchises, permits, licenses, or other similar authority.

                  3.16 Environmental and Safety Laws. To the best of its knowledge, neither the Company nor any Company Subsidiary is in violation of any applicable statute, law or regulation relating to the environment or occupational health and safety, and to the best of its knowledge, no material expenditures are or will be required in order to comply with any such existing statute, law or regulation.

                  3.17 Manufacturing and Marketing Rights. Except as Described in Section 3.17 of the Disclosure Schedule, neither the Company nor any Company Subsidiary has granted rights to manufacture, produce, assemble, license, market, or sell its products to any other person and is not bound by any agreement that affects the Company's or any Company Subsidiary's exclusive right to develop, manufacture, assemble, distribute, market or sell its products.

                  3.18 Use of Proceeds: The proceeds from the sale of the Shares shall be applied substantially as set forth in Section 3.18 of the Disclosure Schedule.

                  3.19 Business Plan. The Business Plan previously delivered to each Investor has been prepared in good faith by the Company and does not contain any untrue statement of a material fact nor does it omit to state a material fact necessary to make the statements made therein not misleading, except that with respect to projections contained in the Business Plan, the Company represents only that such projections were prepared in good faith and that the Company reasonably believes there is a reasonable basis for such projections.

                  3.20 Employee Benefit Plans. The Company does not have any Employee Benefit Plan as defined in the Employee Retirement Income Security Act of 1974.

                  3.21 Tax Returns. Payments and Elections. The Company and each Company Subsidiary has filed all tax returns and reports as required by law. These returns and reports are true and correct in all material respects. The Company and each Company Subsidiary has paid all taxes and other assessments due, except those contested by it in good faith that are listed in Section 3.21 of the Schedule of Exceptions. The provision for taxes of the Company (and each Company Subsidiary) as shown in the Financial Statements is adequate for taxes due or accrued as of the date thereof. The Company has not elected pursuant to the Internal Revenue Code of 1986, as amended (the "Code"), to be treated as a Subchapter S corporation or a collapsible corporation pursuant to Section 1362(a) or Section 341(f) of the Code, nor has it made any other elections pursuant to the Code (other than elections that relate solely to methods of accounting, depreciation or amortization) that would have a material effect on the Company, its financial condition, its business as presently conducted or proposed to be conducted or any of its properties or material assets.

                  3.22 Insurance. The Company and each Company Subsidiary has in full force and effect fire and casualty insurance policies, with extended coverage, sufficient in amount (subject to reasonable deductibles) to allow it to replace any of its properties that might be damaged or destroyed. On the Closing Date, the Company will have in full force and effect term life insurance, payable to the Company, on the lives of each of Martin Boddy, Gary Watson and Diamond Lauffin in an amount of no less than $1,000,000 and no more than $3,000,000 for each such person. The Company has in full force and effect products liability and errors and omissions insurance in amounts customary for companies similarly situated.

                  3.23 Minute Books. The minute books of the Company and each Company Subsidiary have been delivered to Beechtree and contain a complete summary of all meetings of directors and stockholders since the time of incorporation and reflect all transactions referred to in such minutes accurately in all material respects.

                  3.24 Labor Agreements and Actions. Neither the Company nor any Company Subsidiary is bound by or subject to (and none of their respective assets or properties is bound by or subject to) any written or oral, express or implied, contract, commitment or arrangement with any labor union, and no labor union has requested or, to the best of the Company's knowledge, has sought to represent any of the employees, representatives or agents of the Company or any Company Subsidiary. There is no strike or other labor dispute involving the Company or any Company Subsidiary pending, or to the best of the Company's knowledge, threatened, that could have a material adverse effect on the assets, properties, financial condition, operating results, or business of the Company or any Company Subsidiary (as such business is presently conducted and as it is proposed to be conducted), nor is the Company aware of any labor organization activity involving its employees. The Company is not aware that any officer or key employee, or that any group of key employees, intends to terminate their employment with the Company or any Company Subsidiary, nor does the Company or any Company Subsidiary have a present intention to terminate the employment of any of the foregoing. The employment of each officer and employee of the Company and any Company Subsidiary is terminable at the will of the Company. To the best of its knowledge, the Company and each Company Subsidiary has complied in all material respects with all applicable state and federal equal employment opportunity and other laws related to employment.

                  3.25 Litigation. There is no action, suit, proceeding or investigation pending or currently threatened against the Company or any Company Subsidiary that questions the validity of this Agreement or the Registration Rights Agreement, or the right of the Company to enter into such agreements, or to consummate the transactions contemplated hereby or thereby, or that might result, either individually or in the aggregate, in any material adverse changes in the assets, condition, affairs or prospects of the Company or any Company Subsidiary, financially or otherwise, or any change in the current equity ownership of the Company or any Company Subsidiary, nor is the Company aware that there is any basis for the foregoing. The foregoing includes, without limitation, actions, suits, proceedings or investigations pending or threatened (or any basis therefor known to the Company) involving the prior employment of any of the Company's or any Company Subsidiary's employees, their use in connection with the Company's or any Company Subsidiary's business of any information or techniques allegedly proprietary to any of their former employers, or their obligations under any agreements with prior employers. Neither the Company nor any Company Subsidiary is a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality. There is no action, suit, proceeding or investigation by the Company or any Company Subsidiary currently pending or that the Company or any Company Subsidiary intends to initiate.

                  3.26 Governmental Consents. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority on the part of the Company is required in connection with the consummation of the transactions contemplated by this Agreement.

                  3.27 Offering. Subject in part to the truth and accuracy of each Investor's representations set forth in Article IV of this Agreement, the offer, sale and issuance of the Shares as contemplated by this Agreement are exempt from the registration requirements of the Act, and neither the Company nor any authorized agent acting on its behalf will take any action hereafter that would cause the loss of such exemption.

                  3.28 Valid Issuance of Shares. The Shares that are being purchased by the Investors hereunder, when issued, sold and delivered in accordance with the terms of this Agreement for the consideration expressed herein, will be duly and validly issued, fully paid, and nonassessable, and will be free of restrictions on transfer other than restrictions on transfer under this Agreement and under applicable state and federal securities laws.

                  3.29 Compliance with Other Instruments.

                            (a) Neither the Company nor any Company Subsidiary
is in violation or default in any material respect of any provision of its Certificate of Incorporation or By-Laws or other organizational documents, as the case may be,, or in any material respect of any instrument, judgment, order, writ, decree or contract to which it is a party or by which it is bound, or, to the best of its knowledge, of any provision of any federal or state statute, rule or regulation applicable to the Company. The execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated hereby will not result in any such violation or be in conflict with or constitute, with or without the passage of time and giving of notice, either a default under any such provision, instrument, judgment, order, writ, decree or contract or an event that results in the creation of any lien, charge or encumbrance upon any assets of the Company or the suspension, revocation, impairment, forfeiture, or nonrenewal of any material permit, license, authorization, or approval applicable to the Company, its business or operations or any of its assets or properties.

                            (b) The Company and each Company Subsidiary has
avoided every condition, and has not performed any act, the occurrence of which would result in the Company's loss of any right granted under any license, distribution or other agreement.

                  3.30 Compliance with Law. The operations of the Company and the Company Subsidiaries have been conducted in accordance with all applicable laws, regulations and other requirements of all national governmental authorities, and of all states, municipalities and other political subdivisions and agencies thereof, having jurisdiction over the Company and the Company Subsidiaries, including, without limitation, all such laws, regulations and requirements relating to antitrust, consumer protection, currency exchange, equal opportunity, health, occupational safety, pension, securities and trading-with-the-enemy matters. Neither the Company nor any Company Subsidiary has received any notification of any asserted present or past failure by the Company or any Company Subsidiary to comply with such laws, rules or regulations.

                  3.31 Backlog. At November 30, 2000, the Company's backlog of firm orders for products and services was $146,311.

                  3.32 Brokers and Finders. Except for certain fees payable to Direct pursuant to the terms of a Placement Agency Agreement dated the date hereof between Direct and the Company, neither the Company nor any of its officers, directors or employees has employed any broker or finder or incurred any liability for any brokerage fees, commissions or finders' fees in connection with the transactions contemplated by this Agreement. The Company agrees to indemnify and hold the Investors and their officers, directors, employees and agents harmless against any liability for commissions, fees or other compensation to any broker or financial advisor or other person or firm (and the costs and expenses of defending against such liability) for which the Company or any Company Subsidiary, or any of their respective employees or representatives, are responsible.

                  3.32 Disclosure. The Company has fully provided each Investor with all the information that such Investor has requested for deciding whether to purchase the Shares and all information that the Company believes is reasonably necessary to enable such Investor to make such decision. Neither this Agreement nor any other statements or certificates made or delivered in connection herewith or therewith contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements herein or therein not misleading.

                                   ARTICLE IV
                 REPRESENTATIONS AND WARRANTIES OF THE INVESTORS

         Each Investor hereby represents and warrants to the Company, severally as to itself, as follows:

                  4.01 Organization; Authority. The Investor, if a corporation or other legal entity, was organized, and is validly existing and in good standing under the laws of the jurisdiction of its organization with the requisite power and authority to enter into and to consummate the transactions contemplated by this Agreement and to carry out its obligations hereunder. The acquisition of the Shares to be acquired hereunder by the

Investor has been duly authorized by all necessary action on the part of the Investor. This Agreement has been duly executed and delivered by each Investor and constitutes the valid and legally binding obligation of the Investor, enforceable against it in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights generally and to general principles of equity.

                  4.02 Purchase Entirely for Own Account. This Agreement is made with each Investor in reliance upon the Investor's representation to the Company, which by the Investor's execution of this Agreement the Investor hereby confirms, that the Shares to be received by the Investor will be acquired for investment for such Investor's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that such Investor has no present intention of selling, granting any participation in, or otherwise distributing the same, without in any way limiting the Investors' right to resell the Shares pursuant to the Registration Statement. By executing this Agreement, the Investor further represents that such Investor does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Shares.

                  4.03 Disclosure of Information. The Investor believes it has received all the information it considers necessary or appropriate for deciding whether to purchase the Shares. Each Investor further represents that it has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Shares and the business, properties, prospects and financial condition of the Company. The foregoing, however, does not limit or modify the representations and warranties of the Company in Section 3 of this Agreement or the right of the Investors to rely thereon.

                  4.04 Brokers. No Investor has entered into an agreement for the payment of any broker's or finder's fee or commission in connection with the purchase or sale of the Shares. Each Investor agrees to indemnify and hold the Company and its officers, directors, employees and agents harmless against any liability for commissions, fees or other compensation in the nature of a broker's or finder's fee to any broker or other nature of a broker's or finder's fee to any broker or other person or firm (and the costs and expenses of defending against such liability) for which the Investor, or any of its employees or representatives, are responsible.

                  4.05 Private Placement. Each Investor understands that the Shares have not been registered under the Securities Act or registered or qualified under any state securities laws on the grounds that such Shares are being issued in a transaction exempt from the registration requirements of the Securities Act and the registration or qualification requirement of applicable state securities laws, and that the Shares must be held indefinitely unless Shares are subsequently registered under the Securities Act and qualified or registered under applicable state securities laws or an exemption from registration and qualification is available, and that, except as otherwise provided in this Agreement, the Company is under no obligation to register or qualify the Shares. The

Company may require an opinion of the Investor's counsel prior to authorizing the registration of any transfer of the Shares in reliance on an exemption from registration or qualification to the effect that the transfer is exempt from such registration or qualification. Each Investor shall hold harmless the Company and its directors, officers, employees and agents against any loss or liability from any disposition of Shares by it in violation of this Section 4.05.

                  4.06 Accredited Investor. Each Investor is an accredited investor within the meaning of Rule 501 of Regulation D promulgated under the Securities Act and has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the investment to be made hereunder by it and it is able to bear the economic risk of its investment. The Investor, as a corporation or partnership, has total assets in excess of $5,000,000 or each of its partners or shareholders has an individual net worth in excess of $1,000,000, (b) was not formed for the purpose of investing in the Shares, and (c) has business or investments other than the investment in the Shares.

                  4.07 Preexisting Relationship. Each Investor either (a) has a preexisting personal or business relationship with the Company or any of its officers, directors or controlling persons or an affiliate of the Company, or
(b) by reason of its business or financial experience or the business or financial experience of its professional advisor(s) who is (are) unaffiliated with and who is (are) not compensated, directly or indirectly, by the Company, or any affiliate or selling agent of the Company, the Investor can reasonably by assumed to have the capacity to protect its own interests in connection with this transaction.

                  4.08 Confidentiality. Each Investor shall keep confidential and shall not use the trade secrets and other non-public information provided to it by the Company or its agents in connection with the transactions contemplated hereby.

                  4.09 Representations and Warranties at Closing. Except as expressly herein otherwise provided, the representations and warranties of the Investors set forth in this Agreement shall be true on and as of the Closing as though such representations and warranties were made on and as of such time.

                  4.10 Reliance. Each Investor understands and acknowledges that
(i) the Shares to be acquired by it hereunder are being offered and sold to it without registration under the Securities Act in a private placement that is exempt from the registration provisions of the Securities Act and (ii) the availability of such exemption, depends in part on, and the Company will rely upon the accuracy and truthfulness of, the foregoing representations and the Investor hereby consents to such reliance.

                  The Company acknowledges and agrees that the Investors make no representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in this Article IV.

                                    ARTICLE V
                         OTHER AGREEMENTS OF THE PARTIES

                  5.01 Transfer Restrictions. (a) The Shares may only be disposed of pursuant to an effective registration statement under the Securities Act, to the Company or pursuant to an available exemption from or in a transaction not subject to the registration requirements thereof. In connection with any transfer of any Shares other than pursuant to an effective registration statement or to the Company, the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration under the Securities Act. Notwithstanding the foregoing, the Company hereby consents to and agrees to register any transfer of Shares by an Investor to an Affiliate of the Investor, or any transfers among any such Affiliates the transferee certifies to the Company that it is an "accredited investor" as defined in Rule 501(a) under the Securities Act and that it is acquiring any such Shares in accordance with the representation provided by the original Investor in Article
IV. Any Affiliate transferee shall have the rights of an Investor under this Agreement.

                            (b) Each Investor agrees to the imprinting, so long
as is required by this Section 5.01(b), of the following legend on the
Securities:

         "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS."

         The Company agrees that it will provide each Investor, upon request, with a certificate or certificates representing the Shares free from such legend at such time as such legend is no longer required hereunder. The Company may not make any notation on its records or give instructions to any transfer agent of the Company which enlarge the restrictions of transfer set forth in this Section 5.01(b).

                  5.02 Furnishing of Information. As long as any Investor owns Shares, the Company covenants that, after such time as it becomes subject to the reporting requirements of the Exchange Act, it shall timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to Section 13(a) or 15(d) of the Exchange Act. If at any time prior to the date on which an Investor may resell all of its Shares without volume restrictions pursuant to Rule 144(k) promulgated under the Securities Act (as determined by counsel to the Company pursuant to a written opinion letter to such effect, addressed and acceptable to the Company's transfer agent for the benefit of and enforceable by the Investor) the Company is not required to file reports pursuant to Section 13(a) or 15(d) of the Exchange Act, it will prepare and furnish to the Investor and make publicly available in accordance with Rule 144(c) promulgated under the Securities Act annual and quarterly financial statements, together with a discussion and analysis of such financial statements in form and substance substantially similar to those that would otherwise be required to be included in reports required by Section 13(a) or 15(d) of the Exchange Act in the time period that such filings would have been required to have been made under the Exchange Act. The Company further covenants that it will take such further action as an Investor may reasonably request, all to the extent required from time to time to enable such person to sell Shares without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 promulgated under the Securities Act, including the legal opinion referenced above in this Section. Upon the request of any such person, the Company shall deliver to such person a written certification of a duly authorized officer as to whether it has complied with such requirements. In connection with any future access or diligence of the Company by an Investor, the Company agrees that its will not furnish to the Investor any non-public information unless it first discloses in writing that such information is of such character and the Investor thereafter agrees to receive such information.

                  5.03 Blue Sky Laws. In accordance with the Registration Rights Agreement, the Company shall qualify the Shares under the securities or Blue Sky laws of such jurisdictions as any Investor may request and shall continue such qualification at all times until the Investor notifies the Company in writing that it no longer owns Shares; provided, however, that neither the Company nor the Company Subsidiaries shall be required in connection therewith to qualify as a foreign corporation where they are not now so qualified or to take any action that would subject the Company to general service of process in any such jurisdiction where it is not then so subject.

                  5.04 Integration. The Company shall not and shall use its best efforts to ensure that no Affiliate shall sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Shares in a manner that would require the registration under the Securities Act of the issue or sale of the Shares to the Investor.

                  5.05 No Sales of Company Securities. The Company shall not, without the prior written consent of Beechtree, offer for sale or sell any securities until a date which is six months after the date upon which the SEC declares the Registration Statement effective.

                  5.06 Use of Proceeds. Unless otherwise agrees to in writing by Beechtree, the Company shall use all of the proceeds from the sale of the Shares as described in Section 3.18 of the Disclosure Schedule. Pending application of the proceeds derived from the sale of the Shares, the Company will invest such proceeds in interest bearing accounts and/or short-term, investment grade interest bearing securities.

                  5.07 Consulting Agreement with Beechtree Capital, Ltd. At the Closing, the Company will execute and deliver to Beechtree the form of Consulting Agreement, a copy of which is attached hereto as Exhibit E (the "Consulting Agreement"), pursuant to which the Company engages Beechtree to provide certain financial and business advisory services for a period of five years after the Closing Date for the compensation and on the other terms and conditions therein set forth.

                  5.08 Lock-Up of Outstanding Common Stock. On or before the Closing Date, the Company will have entered into a lock-up agreement with each person holding shares of Common Stock immediately prior to the Closing, a copy of the form of which is attached hereto as Exhibit F (the "Lock-Up Agreement"), pursuant to which such holder agrees, except as provided therein, to refrain from selling or otherwise disposing of his shares of Common Stock for a one-year period commencing on the Closing Date. The Company will deliver to Beechtree a copy of each such Lock-Up Agreement at the Closing.

                  5.09 Management Employment Agreements. On or before the Closing Date, the Company will have entered into an employment agreement, in form and substance reasonably satisfactory to the Company and Beechtree, with each of the persons named on Exhibit G hereto providing for the employment by the Company of such persons commencing upon the Closing.

                  5.10 Notice of Breaches. Each of the Company and the Investors shall give prompt written notice to the other of any breach by it of any representation, warranty or other agreement contained in the Transaction Documents, as well as any events or occurrences arising after the date hereof, which would reasonably be likely to cause any representation or warranty or other agreement of such party, as the case may be, contained in the Transaction Documents to be incorrect or breached as of such Closing Date. However, no disclosure by either party pursuant to this Section shall be deemed to cure any breach of any representation, warranty or other agreement contained in the Transaction Documents.

         Notwithstanding the generality of the foregoing, the Company shall promptly notify Beechtree of any notice or claim (written or oral) that it receives from any lender of the Company to the effect that the consummation of the transactions contemplated by the Transaction Documents violates or would violate any written agreement or understanding between the Investors and the Company, and the Company shall promptly furnish by facsimile to Beechtree a copy of any written statement in support of or relating to such claim or notice.

                  5.11 Board of Director and Committee Representation. (a) The Company shall use its best efforts to cause and maintain the election to the Board of Directors of one representative selected by Beechtree and one representative of Direct, should Direct so desire, for a period of five years after the Closing Date. To the extent permitted by law and the applicable exchange on which the Company's stock is trading, the Control Shareholder agrees to vote any and all shares of Common Stock and other voting securities of the Company registered in his name in favor of Beechtree's and Direct's respective nominees to the Board.

                            (b) The Company shall use its best efforts to
appoint each of Beechtree's and Direct's respective nominees to the Board to serve on its Executive Committee of the Board of Directors, which such committee shall consist of up to five (5) persons, for a period of five (5) years. To the extent permitted by law and the applicable exchange on which the Company's stock is trading, the Control Shareholder agrees to vote any and all shares of Common Stock and other voting securities of the Company registered in his name in favor of Beechtree's and Direct's respective nominees to the Executive Committee.

                            (c) The Company shall use its best efforts to
appoint each of Beechtree's and Direct's respective nominees to the Board to serve on its Audit Committee of the Board of Directors, which such committee shall consist of up to five (5) persons, for a period of five (5) years. To the extent permitted by law and the applicable exchange on which the Company's stock is trading, the Control Shareholder agrees to vote any and all shares of Common Stock and other voting securities of the Company registered in his name in favor of Beechtree's and Direct's respective nominees to the Audit Committee.

                  5.12 Consulting Agreement with Direct. As soon as reasonably practicable after the Closing, the Company shall enter into a services agreement with Direct in the form attached hereto as Exhibit H.

                  5.13 No Registration of Other Securities. Except for the Shares and other "Registrable Securities" (as such term is defined in the Registration Rights Agreement) to be registered by the Company in the "Registration Statement" (as such term is defined in the Registration Rights Agreement) in accordance with the Registration Rights Agreement, the Company shall not, without the prior written consent of Beechtree, (i) issue or sell any of its or any of its Affiliates' equity or equity-equivalent securities pursuant to Regulation S promulgated under the Securities Act, or (ii) register for resale any securities of the Company for a period of not less than one year after the date that the Registration Statement covering the Registrable Securities is declared effective by the SEC.

                  5.14 Certain Securities Laws Disclosures; Publicity. (a) The Company shall timely file with the SEC a Form D promulgated under the Securities Act as required under Regulation D promulgated under the Securities Act and provide a copy thereof to each Investor promptly after the filing thereof.

                            (b) In furtherance of and in addition to the
obligation of the Company set forth in Section 5.14(a) above, the Company and Beechtree shall consult with each other in issuing any press releases or otherwise making public statements with respect to the transactions contemplated hereby and neither party shall issue any such press release or otherwise make any such public statement without the prior written consent of the other, which consent shall not be unreasonably withheld or delayed, except that no prior consent shall be required if such disclosure is required by law, in which such case the disclosing party shall provide the other party with prior notice of such public statement.

                  5.14 Review and Approval of Company Budget. One month prior to the conclusion of the 2000 calendar year, the Company shall furnish to Beechtree a copy of the Company's proposed budget for the 2001 calendar year. Beechtree, as representative of the Investors, shall have the right to review and approve said budget. Beechtree shall communicate its comments on said budget, if any, to the Company in writing two weeks prior to the conclusion of calendar year 2000. The Company shall deliver to Beechtree a revised budget for calendar year 2001 that reflects the changes requested by Beechtree one week prior to the conclusion of the 2000 calendar year.

                                   ARTICLE VI
                            COVENANTS OF THE COMPANY

         The Company hereby covenants and agrees with each Investor as follows:

                  6.01 Full Access. The Company shall, and shall cause each Company Subsidiary to, afford to Beechtree, its counsel, accountants and other representatives full access to the plants, offices, warehouses, properties, books and records of the Company and each Company Subsidiary in order that Beechtree may have full opportunity to make such investigations as it shall desire to make of the affairs of the Company and the Company Subsidiaries; and the Company will cause its officers and accountants to furnish such additional financial and operating data and other information as the Investors' Representative shall from time to time request, provided, however, that any such investigation shall be conducted in such a manner as not to interfere unreasonably with the operation of the businesses of the Company and the Company Subsidiaries.

                  6.02 Consents of Company Lenders, Etc. The Company shall, and shall cause each Company Subsidiary to, use its best efforts to obtain at the earliest practicable date and prior to the Closing all consents necessary to the consummation of the transactions contemplated hereby and will provide to Beechtree copies of each such consent promptly after it is obtained.

                  6.03 Other Transactions. Neither the Company nor its Board of Directors shall enter into any discussions concerning, or approve or recommend to the holders of any shares of its capital stock, any merger, consolidation, disposition of all or substantially all of its business, properties or assets (other than pursuant to this

Agreement), any tender offer, acquisition or other business combination, or proposal therefor, or furnish or cause to be furnished any information concerning the business, properties or assets of the Company to any party in connection with any tender offer or other transaction involving the acquisition of the Company or all or any substantial part of its assets by any person other than the Investors or their duly authorized representatives.

                  6.04 Covenant to Satisfy Conditions. Each of the Company and the Company Subsidiaries will use its best efforts to insure that the conditions set forth in Article VI hereof are satisfied, insofar as such matters are within the control of any of them.

                  6.05 Certificates. At the Closing, the Company will furnish Beechtree with such certificates of its officers and others to evidence compliance with the covenants set forth in this Article VI as may be reasonably requested by Beechtree.

                                   ARTICLE VII
                     CONDITIONS TO THE COMPANY'S OBLIGATIONS

                  Each and every obligation of the Company under this Agreement to be performed on or before the Closing shall be subject to the satisfaction, on or before the Closing, of each of the following conditions, unless waived in writing by the Company:

                  7.01 Representations and Warranties True. The representations and warranties of each Investor contained herein shall be in all material respects true and accurate as of the date when made and at and as of the Closing as though such representations and warranties were made at and as of such date, except for changes expressly permitted or contemplated by the terms of this Agreement.

                  7.02 Performance. Each Investor shall have performed and complied with all agreements, obligations and conditions required by this Agreement to be performed or complied with by them on or prior to the Closing.

                  7.03 No Governmental Proceeding or Litigation. No suit, action, investigation, inquiry or other proceeding by any governmental body or other person or legal or administrative proceeding shall have been instituted or threatened which questions the validity or legality of the transactions contemplated hereby.

                                  ARTICLE VIII
                   CONDITIONS TO OBLIGATIONS OF THE INVESTORS

                  Each and every obligation of the Investors under this Agreement to be performed on or before the Closing shall be subject to the satisfaction, on or before the Closing, of each of the following conditions, unless waived in writing by Beechtree:

                  8.01 Representations and Warranties True. The representations and warranties contained in Article III hereof, the Disclosure Schedule and in all certificates and other documents delivered and to be delivered by the Company, the Control Shareholder and each Company Subsidiary to the Investors or their representatives pursuant hereto or in connection with the transactions contemplated hereby shall be true, complete and accurate as of the date when made and at and as of the Closing Date as though such representations and warranties were made at and as of such date, except for changes expressly permitted or contemplated by the terms of this Agreement.

                  8.02 Performance. The Company and each Company Subsidiary shall have performed and complied with all agreements, obligations and conditions required by this Agreement to be performed or complied with by them on or prior to the Closing.

                  8.03 Investigations; Etc. Neither any investigation of the Company and the Company Subsidiaries by the Investors or Beechtree, nor the Disclosure Schedule or any supplement thereto nor any other document delivered to the Investors or Beechtree as contemplated by this Agreement, shall have revealed any facts or circumstances which, in the sole and exclusive judgment of any of the Investors or Beechtree, reflect in a material adverse way on the financial condition, assets, liabilities (absolute, accrued, contingent or otherwise), reserves, business, operations or prospects of the Company or any Company Subsidiary.

                  8.04 No Proceeding or Litigation. There shall not be threatened, instituted or pending any suit, action, investigation, inquiry or other proceeding by or before any United States or foreign court or governmental or other regulatory or administrative agency or commission requesting or looking toward an order, judgment or decree which (a) in the judgment of Beechtree might have a material adverse effect on the Investors or any of their affiliates or
(b) in the sole and exclusive judgment of Beechtree might have a material adverse effect on the business or financial condition of the Company or any Company Subsidiary.

                  8.05 Material Change. From the date of the Balance Sheet to the Closing Date, neither the Company nor any Company Subsidiary shall have suffered any material adverse change (whether or not such change is referred to or described in any supplement to the Disclosure Schedule) in its business, prospects, financial condition, working capital, assets, liabilities (absolute, accrued, contingent or otherwise), reserves or operations.

                  8.06 Opinion of the Company's Counsel. The Company shall have delivered an opinion in favor of the Investors from each of Rubin Baum LLC, as to matters of United States law, and Flint Bishop & Barnett, as to matters of United Kingdom law, dated as of the Closing Date, comprising the matters set forth in Exhibit I hereto.

                  8.07 Consents Obtained. All consents referred to in Sections 3.05, 3.26 and 3.29 shall have been obtained.


                                   ARTICLE IX
             CONDUCT OF THE COMPANY'S BUSINESS PENDING THE CLOSING

         Pending the Closing, and except as otherwise expressly consented to or approved by Beechtree in writing:

                  9.01. Regular Course of Business. Each of the Company and the Company Subsidiaries will carry on its respective business diligently and substantially in the same manner as heretofore conducted, and neither the Company nor any Company Subsidiary shall institute any new methods of manufacture, purchase, sale, lease, management, accounting or operation or engage in any transaction or activity, enter into any agreement or make any commitment, except in the ordinary course of business and consistent with past practice.

                  9.02. Amendments. No change or amendment shall be made in the Certificate of Incorporation or By-Laws of the Company or any Company Subsidiary.

                  9.03. Capital Changes; Dividends; Redemptions. Neither the Company nor any Company Subsidiary shall, for a period of one year after the Closing Date without the prior written consent of Beechtree, issue or sell any shares of its capital stock or other securities except pursuant to the valid conversion of securities or exercise of options described in Section 3.02, acquire directly or indirectly, by redemption or otherwise, any such capital stock, reclassify or split-up any such capital stock, declare or pay any dividends thereon in cash, securities or other property or make any other distribution with respect thereto, or grant or enter into any options, warrants, calls or commitments of any kind with respect thereto.

                  9.04. Subsidiaries. Neither the Company nor any Company Subsidiary will organize any new subsidiary, acquire any capital stock or other equity securities of any corporation or acquire any equity or ownership interest in any business.

                  9.05. Organization. Each of the Company and the Company Subsidiaries shall use its best efforts to preserve its corporate existence and business organization intact.

                  9.06. Certain Changes. Neither the Company nor any Company Subsidiary shall, without the prior written consent of Beechtree:

                            (a) Borrow or agree to borrow any funds or incur, or
assume or become subject to, whether directly or by way of guarantee or otherwise, any obligation or liability (absolute or contingent), except obligations and liabilities incurred in the ordinary course of business and consistent with past practice;

                            (b) Pay, discharge or satisfy any claim, liability
or obligation (absolute, accrued, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business and consistent with past practice of liabilities or obligations reflected or reserved against in the Balance Sheet or incurred in the ordinary course of business and consistent with past practice since the date of the Balance Sheet;

                            (c) Permit or allow any of its property or assets
(real, personal or mixed, tangible or intangible) to be subjected to any mortgage, pledge, lien or encumbrance, except for those of a kind permitted under Section 3.10 hereof;

                            (e) Grant any general increase in the compensation
of officers or employees (including any such increase pursuant to any bonus, pension, profit sharing or other plan or commitment) or any increase in the compensation payable or to become payable to any officer or employee;

                            (i) Pay, loan or advance any amount to, or sell
transfer or lease any properties or assets to, or enter into any agreement or arrangement with, any of its officers, directors agents or any affiliate or Associate of any of its officers, directors or agents, except for directors' fees and compensation to officers at rates not exceeding the rates of compensation paid during the fiscal year ended March 31, 2000.

                            (k) Agree, whether in writing or otherwise, to do
any of the foregoing.

                  9.07 Compliance With Laws. The Company and each Company Subsidiary shall duly comply with all laws applicable to it and its properties, operations, business and employees.

                                    ARTICLE X
                   SURVIVAL OF REPRESENTATIONS AND WARRANTIES;
                BREACHES; INDEMNIFICATION BY NEXSAN; ARBITRATION

                  10.01. Investigations; Survival of Warranties. All of the representations and warranties of the Company, Nexsan and the Control Shareholder on the one hand, and the Investors, on the other hand, contained herein or in any certificates or other documents delivered prior to or at the Closing shall not be deemed waived or otherwise affected by any investigation made by any party hereto. Each and every such representation and warranty shall survive the Closing hereunder and continue in full force and effect for three years thereafter, even if the damaged party knew or had reason to know of any misrepresentation or breach of warranty at the time of Closing.

                  10.02. Indemnification by Nexsan. (a) Subject to the provisions of Sections 10.01, relating to the survival of the representations and warranties made by the

Company, Nexsan and the Control Shareholder in this Agreement, and Sections 10.02(b) and 10.03, below, Nexsan shall indemnify and hold harmless the Investors in respect of any and all Adverse Consequences reasonably suffered or incurred by the Investors through and after the date of the claim for indemnification (including any Adverse Consequences the Investors may suffer after the end of the survival period set forth in Section 10.01, above,) in connection with each and all of the following:

                                 (i) the breach of any representation or
warranty made by the Company, Nexsan and the Control Shareholder in this Agreement that results in a Material Adverse Effect;

                                 (ii) the breach of any covenant, agreement or
obligation of the Company, Nexsan and the Control Shareholder in this Agreement that results in a Material Adverse Effect; and

                                 (iii) any misrepresentation contained in any
statement or certificate furnished by the Company, Nexsan and the Control Shareholder in this Agreement that results in a Material Adverse Effect.

                            (b) Claims for Indemnification. Whenever any claim
shall arise for indemnification hereunder, the Investors shall promptly notify Nexsan in writing in accordance with Section 12.03 hereof, of the claim and, when known, the facts constituting the basis for such claim. In the event of any claim by a third party, the notice to the Company shall specify, if known, a reasonable estimate of the amount of the liability arising therefrom.

                  10.03. Arbitration. The determination as to whether any breach or alleged breach of this Agreement shall result in a Material Adverse Effect on the Company and the amount and nature of any remedy or dollar amount of indemnification shall be settled by arbitration before a single arbitrator in the City and State of New York, Borough of Manhattan, in accordance with the rules of the American Arbitration Association. The arbitrator's determination shall be final and binding on the parties. If the parties are unable to agree on an arbitrator within 30 days following notice of the dispute, then each of the parties shall select an arbitrator, and those two persons shall in turn, select the third arbitrator who shall act as the sole arbitrator of the dispute. Any judgment on the award rendered by the arbitrator in such arbitration proceeding may be entered in any court having jurisdiction thereof. The fees and expenses of the arbitration shall be borne as determined by the arbitrator. The arbitrator will not be authorized to award punitive damages.

                   REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

                                   ARTICLE XI
                           TERMINATION AND ABANDONMENT

                  11.01. Methods of Termination. The transactions contemplated herein may be terminated and/or abandoned at any time but not later than the
Closing:

                            (a) By mutual consent of the respective Boards of
Directors of the Company and Beechtree; or

                            (b) By any of the Investors prior to January 4,
2000, or such later date as may be established pursuant to Section 1.02 hereof, if any of the conditions provided for in Article VIII of this Agreement shall not have been met or waived in writing by the Investors prior to such date; or

                            (c) By the Board of Directors of the Company prior
to January 4, 2000, or such later date as may be established pursuant to Section
1.02 hereof, if any of the conditions provided for in Article VII of this Agreement shall not have been met or waived in writing by the Company prior to such date.

                  11.02. Procedure Upon Termination. In the event of termination and abandonment by Beechtree or by the Board of Directors of the Company, or both, pursuant to Section 11.01 hereof, written notice thereof shall forthwith be given to the other party and the transactions contemplated by this Agreement shall be terminated and/or abandoned, without further action by any Investor or the Company. If the transactions contemplated by this Agreement are terminated and/or abandoned as provided herein:

                            (a) Each party will redeliver all documents, work
papers and other material of any other party relating to the transactions contemplated hereby, whether so obtained before or after the execution hereof, to the party furnishing the same;

                            (b) No party hereto shall have any liability or
further obligation to any other party to this Agreement except as stated in subparagraphs (a) and (b) of this Section 11.02, provided, however, that (i) if such termination and/or abandonment is a result of the failure of any condition set forth in Article VIII hereof, other than the condition set forth in Section 8.10, then Beechtree shall be entitled to recover from the Company all out-of-pocket costs which Beechtree has incurred (including reasonable attorney's fees and expenses).

                                   ARTICLE XII
                                  MISCELLANEOUS

                  12.01. Fees and Expenses. Upon the Closing, the Company shall pay to Beechtree and Direct, forthwith and without further notice (i) $15,000 for its legal fees and disbursements in connection with the preparation and negotiation of the Transaction

Documents, (ii) $7,000 for their due diligence expenses and disbursements in connection with the transactions contemplated hereby and (iii) up to $50,000 for other expenses actually incurred by Beechtree and Direct in the Company's behalf. The Company agrees to pay to Beechtree and Direct any other expenses which they may incur in the Company's behalf upon the earlier of the sale by the Company of a minimum of $3.5 million of its securities or six (6) months from the date hereof. The Company's covenant and promise to repay Beechtree and Direct the fees and expenses incurred by them in its behalf shall be unconditional, irrevocable, without set-off or counterclaim and shall require no further notice on the part of Beechtree or Direct. The Company shall pay all stamp and other taxes and duties levied in connection with the issuance of the Shares pursuant hereto. The Investors shall be responsible for their own tax liability that may arise as a result of the investment hereunder or the transactions contemplated by this Agreement.

                  12.02. Entire Agreement; Amendments. This Agreement, together with the Exhibits and Schedules hereto, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters.

                  12.03. Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this Section prior to 4:30 p.m. (New York City time) on a Business Day, (ii) the Business Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in the Purchase Agreement later than 4:30 p.m. (New York City time) on any date and earlier than 11:59 p.m. (New York City time) on such date, (iii) the Business Day following the date of mailing, if sent by nationally recognized overnight courier service, or (iv) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as follows:

         If to the Company:                 Nexsan Corporation
                                            One Rockefeller Plaza
                                            Suite 1600
                                            New York, NY 10020
                                            Attn.: Cary Aminoff
                                            Facsimile No.: (212) 541-8463

         With copies to:                    Rubin Baum LLP
                                            30 Rockefeller Plaza
                                            New York, New York 10112
                                            Attn.: Michael Emont, Esq.
                                            Facsimile No.: (212) 698-7825

                                            Flint Bishop & Barnett
                                            5 St. Michael's Court
                                            St. Michael's Lane
                                            Derby DE1 3JH
                                            England
                                            Attn.: Mr. Thomas Travers
                                            Facsimile no. 011 44 (0)1332 207601

         If to an Investor:                 Beechtree Capital, Ltd.
                                            One Rockefeller Plaza
                                            Suite 1600
                                            New York, NY 10020
                                            Attn.: Chairman
                                            Facsimile No.: (212) 541-8463

         With copies to (for
           communications to
           the Investor):                   Ruffa & Ruffa, P.C.
                                            150 East 58th Street
                                            New York, New York 10155
                                            Facsimile No.:
                                            Attn: William P. Ruffa, Esq.

or such other address as may be designated in writing hereafter, in the same manner, by such Person.

                  12.04. Amendments; Waivers. No provision of this Agreement may be waived or amended except in a written instrument signed, in the case of an amendment, by both the Company and Beechtree; or, in the case of a waiver, by the party against whom enforcement of any such waiver is sought. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right accruing to it thereafter.

                  12.05. Headings. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

                  12.06. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Investor. No Investor may assign this Agreement or any rights or obligations hereunder without the prior written consent of the Company. The assignment by a party of this Agreement or any rights hereunder shall not affect the obligations of such party under this Agreement.

                  12.07. No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

                  12.08. Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York without regard to the principles of conflicts of law thereof. Each party hereby irrevocably submits to the non-exclusive jurisdiction of the state and federal courts sitting in the City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of the any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.

                  12.09. Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature page were an original thereof.

                  12.10. Construction. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state or local statute or law shall be deemed to also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The word "including" shall mean including without limitation. The parties intend that each representation, warranty or covenant contained herein shall have independent significance. If any party has breached any representation, warranty or covenant herein in any respect, the fact that there exists another representation, warranty or covenant relating to the same subject matter (regardless of the relative levels of specificity) which the party has not breached shall not detract from or mitigate the fact that the party is in breach of the first representation, warranty or covenant.

                  12.11. Severability. In case any one or more of the provisions of this Agreement shall be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision which shall be a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.










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                             SIGNATURE PAGE FOLLOWS]

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                    THE COMPANY:

                                    NEXSAN CORPORATION

                                    By: /s/ Martin Boddy
                                        ______________________________
                                        Martin Boddy, Chief Executive Officer

                                    CONTROL SHAREHOLDER:
                                    MARTIN BODDY

                                    /s/ Martin Boddy
                                    __________________________________

                                    NEXSAN:
                                    NEXSAN TECHNOLOGIES, LTD.

                                    By: /s/ Martin Boddy
                                        ______________________________

                                    AS TO SECTION 12.01:

                                    BEECHTREE CAPITAL, LTD.

                                    By: /s/ George Weiss
                                        ______________________________

                             INVESTOR SIGNATURE PAGE

         The undersigned hereby subscribes to purchase              Shares at a
price of $.66 per Share for an aggregate purchase price of $       . Payment of
the aggregate purchase for the Shares (please check one of the following):

         ______ Is included herewith in the form of a bank, cashier's or certified check;

                                       or

         ______ Has been wire transferred to the escrow account referenced in Schedule A to the Offering Memorandum.

                                                 FOR INDIVIDUALS:

                                                --------------------------------
                                                 Print Name

                                                --------------------------------
Dated: ___________, 2000                        Signature

                                                --------------------------------
                                                Print Name

                                                --------------------------------
Dated: ___________, 2000                        Signature

                                                FOR CORPORATIONS:

                                                --------------------------------
                                                Name of Company

                                                --------------------------------
                                                Name of Executive Officer of
                                                Company

Dated: ___________, 2000                        --------------------------------
                                                Signature of Executive Officer

                                                FOR PARTNERSHIPS:

                                                --------------------------------
                                                Name of Partnership

                                                --------------------------------
                                                Name of Authorized Partner

Dated: ___________, 2000                        --------------------------------
                                                Signature of Authorized Partner

                                                FOR TRUSTS:

                                                --------------------------------
                                                Name of Trust

                                                --------------------------------
                                                Name of Authorized Trustee

Dated: ___________, 2000                        --------------------------------
                                                Signature of Authorized Trustee

                                   SCHEDULE A
                                    INVESTORS


Name, Address and Tax Identification No.                      Signature
----------------------------------------                      ---------